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                                                                Exhibit 28(h)(5)

                            ADMINISTRATION AGREEMENT
                            ------------------------

     THIS ADMINISTRATION AGREEMENT, made as of January 1, 2009, is by and between the LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the "Trust"), a Delaware statutory trust, on behalf of each of its series (the "Funds"), which are listed in Exhibit A of this Agreement, and THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (the "Administrator"), an Indiana insurance company.

     WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as a series investment company under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Trust desires to retain the Administrator to provide or procure administrative and shareholder services hereunder in the manner and on the terms set forth below; and

     WHEREAS, the Administrator is willing to provide or procure such services in the manner and on the terms hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. Appointment. The Trust hereby appoints the Administrator to provide or
        -----------
procure the administrative and shareholder services with respect to each Fund for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to provide or procure the services herein set forth for the compensation herein provided.

     2. Duties. Subject to the general supervision of the Board of Trustees, the
        ------
Administrator shall provide or procure the services set forth in subsections
(a)-(b) below:

          (a) Administrative Services. The Administrator shall provide or
              -----------------------
     procure, on behalf of each Fund, the following administrative services with respect to the Fund:

               (i) coordinate matters relating to the operation of each Fund, including any necessary coordination among the advisers, sub-advisers, custodians, transfer agents, accountants, attorneys, depositories, underwriters, broker-dealers, insurers and other third parties performing services or operational functions for the Fund;

               (ii) provide the Fund with the services of a sufficient number of persons competent to perform such administrative functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Fund;

               (iii) provide the Fund with office space, communications facilities, and other facilities necessary for the Fund's operations as contemplated by the Agreement;

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               (iv) maintain or supervise the maintenance by third parties of such books and records of the Fund as may be required by applicable federal law or regulation;

               (v) perform general accounting monitoring and oversight with respect to all applicable federal or state laws;

               (vi) perform general compliance monitoring and oversight with respect to all applicable federal or state laws;

               (vii) prepare or supervise the preparation by third parties of all federal, state, local and foreign tax returns and reports of the Fund as required by applicable law;

               (viii) prepare, file and arrange for the distribution of prospectuses, proxy materials and periodic reports to the shareholders of the Fund as required by applicable law;

               (ix) prepare and arrange for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Fund and qualify the Fund to do business or as otherwise required by applicable law;

               (x) arrange meetings of the Board of Trustees and, in connection with these meetings, provide necessary or appropriate information or materials; and

               (xi) provide statistical or research data, other than that provided by the investment advisers or sub-advisers of the Fund, and such other reports, evaluations and information as the Fund may reasonably request from time to time; provided, however, that the Administrator will not be responsible for the costs of any statistical or research data provided by any third party.

          (b) Support Services. The Administrator shall make its officers and
              ----------------
     employees available to the Board of Trustees and officers of the Trust for assistance, consultation and discussion regarding the administration of each Fund and the services provided to each Fund under this Agreement. Each Fund shall compensate the Administrator at cost in accordance with Section 6(b) of this Agreement for the time of legal and corporate secretary personnel of the Administrator, including individuals who may be officers or Trustees of the Fund ("Personnel"), spent providing assistance, coordination, and supervision in connection with the services procured for the Fund under this Agreement, including time spent by such personnel in attendance at meetings of the Board of Trustees (collectively, "Covered Activities").

     3. Sub-Administration Agreements. The Administrator may contract with other
        -----------------------------
entities to assist it in rendering the services described in this Agreement; provided, however, that the Administrator will continue to be contractually bound with respect to the performance of its duties and obligations under this Agreement.

     4. Conformity with Law. The Administrator, in the performance of its duties
        -------------------
and obligations under this agreement, shall act in conformity with the registration statement of the Trust and with the instructions and directions of the Board of Trustees and will comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.


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     5. Non-Exclusivity. It is understood that the services of the Administrator
        ---------------
hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients. Furthermore, nothing in this Agreement shall be deemed to inhibit the Trust or its officers from engaging, at the expense of the Trust, other persons to assist in providing administrative services to a Fund, including, but not limited to, recordkeeping agents, proxy solicitation agents, attorneys, accountants, custodians, consultants and others.

     6. Compensation. (a) As compensation for providing or procuring the
        ------------
administrative services as set forth in Section 2(a) of this Agreement, the Funds shall pay to the Administrator a monthly fee as follows:

                                $71,894 per month

If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.

          (b) As compensation for providing the support services as set forth in
     Section 2(b) of this Agreement, the Administrator shall bill each Fund at cost based on an internal billing rate determined by the Administrator and calculated pursuant to a reasonable methodology for the time spent by Personnel in providing the Covered Activities, including for time spent by Personnel in providing Covered Activities in connection with the initial organization of the Fund prior to the date of this Agreement. Each Fund shall compensate the Administrator for the provision of such Covered Activities by the Personnel.

     7. Expenses. During the term of this Agreement, the Administrator will pay
        --------
all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Trust under this Agreement and any expenses that are paid by the Trust under the terms of any other agreement between the Administrator and the Trust. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement; provided, however, that each Fund shall compensate the Administrator for the services of Personnel, as set forth in Section 6(b) of this Agreement.

     The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Trust, include, but are not limited to:

     (i) organizational expenses and expenses of maintaining the Trust's legal existence;

     (ii) costs of services of independent accountants (including the performance of audits and the preparation of financial statements and reports) and outside legal and tax counsel (including such counsel's assistance with the preparation or review of the Trust's Registration Statement and each Fund's proxy materials (except to the extent the Administrator or a third party bears a portion or all of such expenses);

     (iii) federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement;


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     (iv) expenses of overseeing the Trust's regulatory compliance program;

     (v) costs of any services contracted for by the Trust directly with parties other than the Administrator;

     (vi) costs of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for each Fund;

     (vii) investment advisory fees;

     (viii) taxes, insurance premiums, interest on borrowed funds, and other fees and expenses applicable to each Fund's operation;

     (ix) costs related to the custody of each Fund's assets (including custody of assets outside of the United States);

     (x) costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials (except to the extent it is agreed that the Administrator or a third party shall bear a portion or all of such expenses);

     (xi) costs incidental to Board of Trustees meetings, including fees and expenses of Board members;

     (xii) the salary and expenses of any officer, Trustee or employee of the Trust (except any such officer, Trustee or employee who is an officer, employee, Trustee or director of the Administrator or an affiliate of the Administrator);

     (xiii) costs incidental to the preparation, printing and distribution of the Trust's Registration Statements and any amendments thereto and shareholder reports;

     (xiv) costs that may properly be borne by the Trust of typesetting and printing of prospectuses;

     (xv) cost of preparation and filing of the Trust's tax returns, Form N-1A and Form N-SAR, and all filings, notices, registrations and amendments associated with applicable federal, state and foreign tax and securities laws;

     (xvi) all applicable registration fees and filing fees required under federal and state securities laws;

     (xvii) fidelity bond and directors' and officers' liability insurance; and

     (xviii) costs of independent pricing services used in computing each Fund's net asset value.

     8. Liability of the Administrator. The Administrator shall give each Fund
        ------------------------------
the benefit of the Administrator's reasonable best efforts and diligence in rendering services under this


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Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, each Fund agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses (a "Loss") incurred in connection with, any act or omission or mistake in judgment connected with or arising out of (i) any services rendered by the Administrator under this Agreement, or (ii) any services rendered by a third party whose services were procured by the Administrator under this Agreement, except by reason of willful misfeasance, bad faith, or negligence by the Administrator in the performance of the Administrator's duties, or by reason of reckless disregard by the Administrator of the Administrator's obligations and duties under this Agreement; provided, however, that in the event any Loss occurs in connection with any act or omission or mistake in judgment arising out of any services rendered by a third party as described in item (ii) of this paragraph and such third party is subject to a lesser standard of care than that set forth above, then the Administrator shall be held to the same standard of care as such third party with respect to any claim against the Administrator hereunder in connection with such Loss. This provision shall govern only the liability to a Fund of the Administrator and that of the Administrator's stockholders, officers, directors, and employees, and shall in no way govern the liability to a Fund or the Administrator by, or provide a defense for, any other person.

     9. Continuation and Termination. This Agreement shall become effective on
        ----------------------------
the date first above written, if approved by the Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act). Unless terminated as provided herein, the Agreement shall continue in full force and effect for a period of one year from the date first above written.

     This Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the Board of Trustees on 60 days' written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty, on sixty (60) days' written notice to the Trust.

     10. Use of Name. It is understood that the name "Lincoln National Life
         -----------
Insurance Company," "Lincoln Life," and "Lincoln National Funds" or any derivative thereof or logo associated with those names are the valuable property of the Administrator and its affiliates, and that each Fund shall use such names (or derivatives or logos) only so long as this Agreement is in effect. Upon termination of this Agreement with respect to a Fund, the Fund shall forthwith cease to use such name (or derivative or logo) and, in case of the Fund, shall promptly amend its Certificate of Incorporation or other equivalent corporate document to change its name.

     11. Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed to be an original.

     12. Miscellaneous.
         -------------

          (a) This Agreement shall be governed by the laws of Indiana, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.


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          (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

          (d) This Agreement may not be assigned by the Trust or the Administrator without the consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                         LINCOLN VARIABLE  INSURANCE
                                         PRODUCTS TRUST, ON BEHALF OF EACH OF
                                         ITS SERIES LISTED ON EXHIBIT A


                                         By: /s/ William P. Flory, Jr.
                                             -----------------------------------
                                         Name: William P. Flory, Jr.
                                         Title: Second Vice President and Chief
                                                Accounting Officer


                                         THE LINCOLN NATIONAL LIFE
                                         INSURANCE COMPANY


                                         By: /s/ Kevin J. Adamson
                                             -----------------------------------
                                         Name: Kevin J. Adamson
                                         Title: Second Vice President


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                                    EXHIBIT A
                                    ----------

                    (Schedule effective as of July 30, 2010)

     THIS EXHIBIT lists the Funds that are subject to this Administration
Agreement:

     LVIP American Balanced Allocation Fund
     LVIP American Global Growth Fund
     LVIP American Global Small Capitalization Fund
     LVIP American Growth Fund
     LVIP American Growth Allocation Fund
     LVIP American Income Allocation Fund
     LVIP American Growth-Income Fund
     LVIP American International Fund
     LVIP Baron Growth Opportunities Fund
     LVIP BlackRock Inflation Protected Bond Fund
     LVIP Capital Growth Fund
     LVIP Cohen & Steers Global Real Estate Fund
     LVIP Delaware Bond Fund
     LVIP Delaware Diversified Floating Rate Fund
     LVIP Columbia Value Opportunities Fund
     LVIP Delaware Foundation Aggressive Allocation Fund
     LVIP Delaware Foundation Conservative Allocation Fund
     LVIP Delaware Foundation Moderate Allocation Fund
     LVIP Delaware Growth and Income Fund
     LVIP Delaware Social Awareness Fund
     LVIP Delaware Special Opportunities Fund
     LVIP Global Income Fund
     LVIP J.P. Morgan High Yield Fund
     LVIP Janus Capital Appreciation Fund
     LVIP Marsico International Growth Fund
     LVIP MFS Value Fund
     LVIP Mid-Cap Value Fund
     LVIP Mondrian International Fund
     LVIP Money Market Fund
     LVIP SSgA Bond Index Fund
     LVIP SSgA Conservative Index Allocation Fund
     LVIP SSgA Conservative Structured Allocation Fund
     LVIP SSgA Developed International 150 Fund
     LVIP SSgA Emerging Markets 100 Fund
     LVIP SSgA Global Tactical Allocation Fund
     LVIP SSgA International Index Fund
     LVIP SSgA Large Cap 100 Fund
     LVIP SSgA Moderate Index Allocation Fund


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     LVIP SSgA Moderate Structured Allocation Fund
     LVIP SSgA Moderately Aggressive Index Allocation Fund
     LVIP SSgA Moderately Aggressive Structured Allocation Fund
     LVIP SSgA S&P 500 Index Fund
     LVIP SSgA Small-Mid Cap 200 Fund
     LVIP SSgA Small-Cap Index Fund
     LVIP T. Rowe Price Growth Stock Fund
     LVIP T. Rowe Price Structured Mid-Cap Growth Fund
     LVIP Templeton Growth Fund
     LVIP Turner Mid-Cap Growth Fund
     LVIP Wells Fargo Intrinsic Value Fund
     Lincoln Profile Funds:
         LVIP Wilshire Conservative Profile Fund
         LVIP Wilshire Moderate Profile Fund
         LVIP Wilshire Moderately Aggressive Profile Fund
         LVIP Wilshire 2010 Profile Fund
         LVIP Wilshire 2020 Profile Fund
         LVIP Wilshire 2030 Profile Fund
         LVIP Wilshire 2040 Profile Fund


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